Exhibit 99.1

           D&K Healthcare Resources Reports Fourth-Quarter and Full-Year Fiscal 2003 Results


    ST. LOUIS--(BUSINESS WIRE)--Aug. 7, 2003--D&K Healthcare
Resources, Inc. (Nasdaq: DKHR)

    -- Company reports diluted earnings per share of $0.29 for the fourth quarter

    -- Initiates earnings guidance for fiscal 2004; diluted earnings per share of $1.10 to $1.20

    D&K Healthcare Resources, Inc. (Nasdaq: DKHR) today reported diluted earnings per share (EPS) of $0.29 on net income of $4.2 million for the fourth quarter fiscal 2003 ended June 30, 2003. The results compare with year-ago fourth quarter diluted EPS of $0.37 on net income of $5.5 million.
    For the full fiscal year 2003, diluted EPS were $0.65 on net income of $9.7 million compared with net income of $21.1 million, or diluted EPS of $1.42 in fiscal 2002. Results for fiscal 2003 were reduced by one-time charges for an accounting change related to the adoption of SFAS No. 142 and the termination of the company's accounts receivable securitization program. These one-time charges reduced EPS by $0.38 and net income by $5.4 million. Excluding these one-time charges diluted EPS were $1.03 on net income of $15.1 million in fiscal 2003.
    Fiscal 2003 fourth quarter sales decreased 16.9% to $530.0 million and full-year sales declined 9.4% to $2,223.4 million compared with the year ago periods. These declines were largely anticipated, primarily due to fewer attractively priced purchase opportunities in the national accounts trade class, particularly from one supplier that accounted for 2002 fourth quarter and full year sales of approximately $116 million and $554 million, respectively. Excluding sales related to attractively priced purchase opportunities from this supplier, year-over-year sales grew 1.6% in the fiscal 2003 fourth quarter and 12.7% for the year.
    "We finished a difficult year by establishing a broader business base for our national accounts division, increasing both the number of suppliers and the number of products we carry by more than 30%. We also solidified our position as a strong regional distributor to independent and regional pharmacies in our markets," said J. Hord Armstrong, III, chairman and chief executive officer of D&K Healthcare Resources. "We remain very focused on our efforts to broaden and diversify the composition of sales in the national accounts trade class and expect to report further progress in fiscal 2004.
    We are pleased with the growth we achieved this year in the independent and regional pharmacy trade class, particularly in light of the challenging industry and economic conditions. We look forward to reestablishing our growth momentum to further drive shareholder value."

    Fourth-Quarter and Full-Year Performance Review

    D&K Healthcare net sales declined 16.9% to $530.0 million compared to $637.7 million in the year ago fourth quarter. The lower sales reflect the anticipated decline in the national accounts trade class, partially offset by higher sales in the independent and regional pharmacies and healthcare providers trade classes, and Pharmaceutical Buyers, Inc. (PBI) and software services lines of business.

    A summary of net sales for fourth-quarter and full-year fiscal
2003 follows.


                          Net Sales Summary
----------------------------------------------------------------------
                                                   %                %
(In thousands)                                Change     Full- Change
                                              vs. Q4      Year     vs.
                                      Q4 F03     F02       F03    F02
----------------------------------------------------------------------
Independent and Regional Pharmacies $296,227  +4.9% $1,156,460   +6.2%
National Accounts                    203,345  -38.7    929,582  -25.4
 -- Without F02 sales from single
  supplier (1)                            --   -5.7         --  +22.2
Healthcare Providers                  27,410  +27.5    126,333  +17.5
PBI, Inc.                              2,086  +31.0      7,768   +3.0
Software Services/Other                  892  +29.5      3,245  +19.7
Total                               $529,960  -16.9 $2,223,388   -9.4
-- Without F02/F03 sales from single
 supplier (1)                             --   +1.6         --  +12.7
----------------------------------------------------------------------
(1) Excludes sales related to attractively priced purchase opportunities from a single supplier in Q4 F02 of approximately $116,000, for the full-year F02 of approximately $554,000, and for the full-year F03 of approximately $83,000.
----------------------------------------------------------------------


    Independent and Regional Pharmacies

    Net sales in the independent and regional pharmacies trade class increased 4.9% to $296.2 million, compared with $282.4 million in the year ago period. The rate of sales growth in the fourth quarter was lower than the prior year's fourth quarter; however, the fourth-quarter growth rate showed sequential quarterly improvement. The moderation in year-over-year sales growth reflects slowing growth in the healthcare sector and the difficult comparison to year-ago sales, which benefited from acquisition and industry consolidation activities.

    National Accounts

    Net sales in the national accounts trade class declined 38.7% to $203.3 million compared with $331.5 million a year ago. Sales trends in this trade class continue to reflect fewer attractively priced purchase opportunities, particularly from one supplier that contributed significant sales in fiscal 2002. Lower fourth quarter sales also reflect the impact of fewer product price increases.
    Martin D. Wilson, president and chief operating officer, commented, "Our efforts to broaden our national accounts trade class have been very successful this year, but fourth quarter sales were lower than we anticipated. The fourth quarter is historically a difficult period to predict planned purchases and sales in this class and such variability is not uncommon. We anticipate that our sales levels in this class of trade will return to seasonally typical levels in the near future."
    D&K's national accounts trade class serves as a secondary-source supplier of branded and generic pharmaceuticals to national pharmacy chains, mass merchandisers, supermarket chains and other national customers. Many factors, particularly the timing and amount of product price increases, the availability of product from pharmaceutical manufacturers, and customer demand, can influence revenues and earnings in this class of trade. In the fiscal 2003 fourth quarter, there were fewer product price increases enacted by pharmaceutical manufacturers resulting in lower activity in this trade class.
    During the fourth quarter, D&K Healthcare continued to broaden and diversify its national accounts class of trade by expanding the array of both branded and generic pharmaceuticals it offers and increasing the supplier and customer base.

    Company-wide Performance

    D&K Healthcare reported a fourth quarter 2003 gross profit margin of 4.04% compared with 4.10% in 2002. The decline in gross profit margin results primarily from lower sales and gross margin in the national accounts trade class due to fewer attractively priced purchasing opportunities. Operating expenses decreased 11.9% in the quarter while operating expenses as a percent of sales increased due to lower sales in the national accounts trade class. Income from operations as a percent of sales in the quarter declined to 1.70% from 1.89% in last year's fourth quarter also due to lower sales in national accounts.
    Fourth quarter inventory levels declined compared with the prior quarter, reflecting typical seasonal trends and the lower level of activity in the national accounts trade class resulting primarily from fewer product price increases. Net interest expense remained steady at $2.5 million. The company benefited from a lower tax rate in the fourth quarter reflecting lower full-year effective tax rates.
    Through August 1, 2003, D&K Healthcare has repurchased 600,000 shares of its common stock at an average price of $9.78 per share under its one million-share repurchase authorization announced in September 2002.

    Outlook

    D&K Healthcare management expects diluted EPS of $1.10 to $1.20 for fiscal year 2004. This outlook compares with the $1.03 per diluted EPS earned in fiscal 2003, excluding the cumulative effect of an accounting change related to the adoption of SFAS No.142 ($0.30 per diluted share) and one-time securitization termination costs ($0.08 per diluted share).
    Management expects fiscal 2004's earnings breakdown by quarter to reflect historical seasonal trends. At this time, the company estimates first quarter earnings in fiscal 2004 to be in the range of $0.15 to $0.20 per diluted share on sales of $500 million to $525 million. This first-quarter 2004 outlook compares with diluted EPS of $0.19 in the first quarter of fiscal 2003. However, first quarter 2003 results include approximately $83 million in sales related to attractively priced purchase opportunities from one supplier in the national accounts trade class which are not likely to be available in the 2004 period.

    Other company expectations for fiscal 2004 include:

    --  Net sales in the range of $2.4 billion to $2.5 billion.
    -- Gross profit as a percent of sales in the range of 3.9% to 4.0%.

    -- Operating earnings as a percent of sales in the range of 1.6% to 1.7%.

    Today's Conference Call Webcast

    Today, at 10:00 a.m. Eastern time, D&K Healthcare will host a live audio Webcast of its discussion with the investment community regarding the company's fiscal 2003 fourth-quarter and full-year results. The Webcast can be accessed at www.dkhealthcare.com.
Following the live discussion, a replay of the Webcast will be archived for two weeks on the company's Web site.

    Company Description

    D&K Healthcare Resources, Inc., is a leading wholesale distributor of branded and generic pharmaceuticals and over-the-counter health and beauty aid products. Headquartered in St. Louis, the company serves independent and regional pharmacy customers in 24 states primarily in the Midwest, Upper Midwest and South, as well as national pharmacy chains, from six distribution facilities located in Missouri, Florida, Kentucky (2), Minnesota and South Dakota. In addition, D&K Healthcare offers a variety of value-added services including inventory management, cost containment, information technology systems and specialized marketing programs. The company also owns a 70 percent equity interest in Pharmaceutical Buyers, Inc., a leading alternate-site group purchasing organization based in Boulder, CO. More information about D&K Healthcare may be found on the company's corporate Web site at www.dkhealthcare.com.

    Forward-looking Statements

    This press release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are inherently subject to risks and uncertainties. The company's actual results could differ materially from those currently anticipated due to a number of factors, including without limitation, the competitive nature of the wholesale pharmaceutical distribution industry with many competitors having substantially greater resources than D&K Healthcare, the company's ability to maintain or improve its operating margins with the industry's competitive pricing pressures, the company's customers and suppliers generally having the right to terminate or reduce their purchases or shipments on relatively short notice, the availability of investment purchasing opportunities, the changing business and regulatory environment of the healthcare industry in which the company operates, including manufacturer's pricing or distribution policies or practices, changes in private and governmental reimbursement or in the delivery systems for healthcare products, changes in interest rates, and other factors set forth in reports and other documents filed by D&K Healthcare with the Securities and Exchange Commission from time to time. The reader should not place undue reliance on forward-looking statements, which speak only as of the date they are made. D&K Healthcare undertakes no obligation to publicly update or revise any forward-looking statements.

    (financial tables follow)




                    D&K HEALTHCARE RESOURCES, INC.
            CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                 (In thousands, except per share data)

                                        Three Months Ended
                           -------------------------------------------
                                            (Unaudited)

                                        % of              % of
                              June 30,   Net    June 30,   Net      %
                                 2003  Sales       2002  Sales Change
                           -------------------------------------------

Net sales                    $529,960 100.00%  $637,718 100.00% -16.9%
Cost of sales                 508,555  95.96%   611,587  95.90% -16.8%
                           -----------       -----------

   Gross profit                21,405   4.04%    26,131   4.10% -18.1%

Operating expenses             12,382   2.34%    14,051   2.20% -11.9%
                           -----------       -----------

  Income from operations        9,023   1.70%    12,080   1.89% -25.3%

Other income (expense):
  Interest expense, net        (2,482) -0.47%    (2,480) -0.39%   0.1%
  Other, net                       19   0.00%        28   0.00% -32.1%
                           -----------       -----------

Pretax earnings                 6,560   1.24%     9,628   1.51% -31.9%

Income tax provision           (2,200) -0.42%    (3,973) -0.62% -44.6%
Minority interest                (198) -0.04%      (126) -0.02%  57.1%
                           -----------       -----------

Income before cumulative
     effect of accounting
      change                    4,162   0.79%     5,529   0.87% -24.7%

Cumulative effect of
 accounting change, net             -   0.00%         -   0.00%
                           -----------       -----------

Net income                     $4,162   0.79%    $5,529   0.87% -24.7%
                           ===========       ===========


Earnings per share - basic      $0.30             $0.38

Earnings per share -
 diluted                        $0.29             $0.37



Basic common shares
 outstanding                   13,962            14,496
Diluted common shares
 outstanding                   14,169            14,875



                    D&K HEALTHCARE RESOURCES, INC.
            CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                 (In thousands, except per share data)

                                       Twelve Months Ended
                          -------------------------------------------
                                       % of               % of
                             June 30,   Net     June 30,   Net     %
                                2003  Sales        2002  Sales Change
                          ------------------ ------------------------

Net sales                 $2,223,388 100.00% $2,453,748 100.00% -9.39%
Cost of sales              2,132,689  95.92%  2,350,917  95.81% -9.28%
                          -----------        -----------

   Gross profit               90,699   4.08%    102,831   4.19%-11.80%

Operating expenses            54,312   2.44%     56,492   2.30% -3.86%
                          -----------        -----------

  Income from operations      36,387   1.64%     46,339   1.89%-21.48%

Other income (expense):
  Interest expense, net      (10,660) -0.48%     (9,719) -0.40%  9.68%
  Securitization
   termination costs          (2,008) -0.09%          -   0.00%  0.00%
  Other, net                     (13)  0.00%       (710) -0.03%-98.17%
                          -----------        -----------

Pretax earnings               23,706   1.07%     35,910   1.46%-33.98%

Income tax provision          (9,058) -0.41%    (14,113) -0.58%-35.82%
Minority interest               (713) -0.03%       (738) -0.03% -3.39%
                          -----------        -----------

Income before cumulative
     effect of accounting
      change                  13,935   0.63%     21,059   0.86%-33.83%

Cumulative effect of
 accounting change, net       (4,249) -0.19%          -   0.00%
                          -----------        -----------

Net income                    $9,686   0.44%    $21,059   0.86%-54.01%
                          ===========        ===========

Earnings per share - basic

Net income before
 cumulative effect of
 accounting change             $0.98              $1.48
Cumulative effect of
 accounting change            $(0.30)             $   -
                          -----------        -----------
Net income                     $0.68              $1.48

Earnings per share -
 diluted

Net income before
 cumulative effect of
 accounting change             $0.95              $1.42
Cumulative effect of
 accounting change            $(0.30)             $   -
                          -----------        -----------
Net income                     $0.65              $1.42


Basic common shares
 outstanding                  14,328             14,247
Diluted common shares
 outstanding                  14,513             14,678



                    D&K HEALTHCARE RESOURCES, INC.
                 CONDENSED CONSOLIDATED BALANCE SHEETS

                                         June 30,  June 30,
(in thousands)                              2003      2002
                                        --------- ---------
Assets

Cash                                     $14,301   $11,754
Accounts receivable

                                         122,982    31,217
Inventories                              257,984   364,244
Other current assets                       8,862     6,699
                                        --------- ---------
   Total current assets                  404,129   413,914
Property and equipment, net               11,140    11,104
Other assets



                                          11,511     5,024
Goodwill, net of accumulated
 amortization                             44,105    51,131
Other intangible assets, net of
 accumulated amortization                  1,810     1,965
                                        --------- ---------
   Total assets                         $472,695  $483,138
                                        ========= =========


Liabilities and Stockholders' Equity

Accounts payable                        $173,342  $215,777
Current portion long-term debt             1,677     2,270
Other current liabilities                 13,471    13,231
                                        --------- ---------
   Total current liabilities             188,490   231,278
Long-term liabilities                      3,703     2,757
Long-term debt
                                         110,423    81,457
Deferred Income taxes                          -       249
Stockholders' equity                     170,079   167,397
                                        --------- ---------
   Total liabilities and stockholders'
    equity                              $472,695  $483,138
                                        ========= =========



                    D&K HEALTHCARE RESOURCES, INC.
                   EARNINGS PER SHARE RECONCILIATION
                 (In thousands, except per share data)

                     Three-Months ended         Three-Months ended
                        June 30, 2003              June 30, 2002
                  -------------------------- -------------------------
                   Income     Shares    Per   Income    Shares    Per
                   (Nume-   (Denomi-  Share   (Nume-  (Denomi-  Share
                   rator)  nator)(1) Amount   rator) nator)(1) Amount
                  ------- ---------- ------  ------- --------- -------
                          (Unaudited)                (Unaudited)
Basic Earnings
 per Share:
Net income
 available to
 common
 stockholders      $4,162     13,962  $0.30   $5,529    14,496  $0.38

Effect of Diluted
 Securities:
Options and
 warrants               -        207               -       379
Convertible PBI
 securities           (53)         -             (24)        -
                  -------------------        -------------------

Diluted Earnings
 per Share:
Net income
 available to
 common
 stockholders
 plus assumed
 conversions       $4,109     14,169  $0.29   $5,505     14,875 $0.37
                  ===================        ===================


                     Twelve-Months ended         Twelve-Months ended
                        June 30, 2003              June 30, 2002
                  -------------------------- -------------------------
                   Income     Shares    Per   Income    Shares    Per
                   (Nume-   (Denomi-  Share   (Nume-  (Denomi-  Share
                   rator)  nator)(1) Amount   rator) nator)(1) Amount
                  -------------------------- -------------------------

Basic Earnings
 per Share:
Net income
 available to
 common
 shareholders
 before
 cumulative
 effect of
 accounting
 change           $13,935     14,328  $0.98  $21,059    14,247  $1.48

Cumulative Effect
 of Accounting
 Change, net       (4,249)         - ($0.30)      $0         -      -
                  ------------------------- --------------------------
                    9,686     14,328  $0.68                     $1.48

Effect of Diluted
 Securities:
Options and
 warrants               -        185               -       421
Convertible PBI
 securities          (182)         -            (169)       10
                  ------------------        ------------------

Diluted Earnings
 per Share:
Net income
 available to
 common
 stockholders
 plus assumed
 conversions       $9,504     14,513  $0.65  $20,890    14,678  $1.42
                  ==================        ==================


(1) Outstanding shares computed on a weighted average basis



                    D&K HEALTHCARE RESOURCES, INC.
                    Supplemental Information to the
            Condensed Consolidated Statements of Operations
                 (In thousands, except per share data)

                                           Three Months Ended
                                   -----------------------------------
                                             June 30,         June 30,
                                                2003             2002
                                   ------------------  ---------------
Reconciliation of non-GAAP
 financial measurement :

Income from operations                        $9,023          $12,080
Depreciation and amortization                    592            1,208
Other income, net                                 19               28
                                   ------------------  ---------------
EBITDA                                        $9,634          $13,316
                                   ==================  ===============




                                           Twelve Months Ended
                                   -----------------------------------

                                             June 30,         June 30,
                                                2003             2002
                                   ------------------  ---------------
Reconciliation of non-GAAP
 financial measurement :

Income from operations                       $36,387          $46,339
Depreciation and amortization                  2,492            4,453
Other income, net                                (13)            (710)
                                   ------------------  ---------------
EBITDA                                       $38,866          $50,082
                                   ==================  ===============


    CONTACT: D&K Healthcare Resources, Inc.
             Investor Relations:
             Molly R. Salky, 314-290-2671
             www.dkhealthcare.com